Exhibit 10.3

FORM OF

TIME-BASED RESTRICTED STOCK AWARD AGREEMENT

(EXECUTIVE)

Granted by

HANOVER BANCORP, INC.

under the

HANOVER BANCORP, INC.

2026 EQUITY INCENTIVE PLAN

This time-based restricted stock award agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the Hanover Bancorp, Inc. 2026 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of Hanover Bancorp, Inc. (the “Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. A copy of the Plan and related prospectus will be provided upon acceptance of this Agreement. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:

2.	Date of Grant:

3.	Number of Shares Subject to this Restricted Stock Award:

4.	Vesting Schedule	Except as otherwise provided in this Agreement, this Restricted Stock Award shall vest as follows:

Vesting Date	Number of Shares Vesting

If a Vesting Date falls on a non-business day, the Restricted Stock Award will vest on the next business day.

As of each Vesting Date or other vesting event noted under this Agreement, Participant shall be deemed to own such shares of Common Stock and be entitled to all benefits of ownership of the shares of Common Stock, including the right to transfer such shares, subject to the terms of this Agreement and the Plan.

5.	Terms and Conditions.

The Participant will have the right to vote the unvested shares of Restricted Stock awarded hereunder on matters which require shareholder vote.

Any dividends or distributions (cash or stock) declared with respect to subject to this Restricted Stock Award will be distributed subject to the same restrictions and the same vesting schedule as the underlying shares of Common Stock on which the dividend was declared. For the avoidance of doubt, in no event will dividends be paid to a Participant on any Restricted Stock Award prior to the date on which the Restricted Stock Award vests.

6.	Distributions under this Restricted Stock Award.

(i)	Shares of Common Stock. Delivery of shares of Common Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(ii)	Distribution of Accrued Dividends. Cash and stock dividends will be distributed when the underlying shares of Common Stock on which the dividend was declared vest.

7.             Change in Control. In the event of a Change in Control, the shares of Common Stock will no longer be subject to forfeiture pursuant to Section 4 hereof and shall be deemed fully vested. A “Change in Control” will be deemed to have occurred as described in Section 9.3 of the Plan.

8.             Adjustment Provisions. This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 4.3 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Award.

This Restricted Stock Award will vest as follows:

(i)            Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested shares of Common Stock subject to this Agreement will vest upon the date of such separation from service.

(ii)           Disability. In the event of the Participant’s Termination of Service by reason the Participant’s Disability, any unvested shares of Common Stock subject to this Agreement will vest. Your Disabled status must become effective prior to the date of your separation from service in order to be recognized under this Agreement.

(iii)          Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Common Stock subject to this Agreement that has not vested will be forfeited. For purposes of this Agreement, the term “Cause” shall have the meaning set forth in the Employment or Change in Control Agreement to which the Participant is a party to. If the Participant is not a party to an employment agreement or change in control agreement with the Company or an affiliate of the Company, Cause means: (A) willful misconduct by the Participant that in the reasonable determination of the Board has caused or is likely to cause material injury to the reputation or business of the Company or Affiliate; (B) any act of fraud, material misappropriation or other dishonesty by the Participant; (C) the Participant’s violation of his or her fiduciary duties to the Company or its Affiliates or his or her violation of the Company’s Code of Business Conduct and Ethics, as reasonably determined by the Board; or (D) the Participant’s conviction of a felony.

(iv)           Involuntary Termination for Reasons other than Cause or Resignation for Good Reason not in Connection with a Change in Control. In the Committee’s sole discretion, any unvested portion of this Restricted Stock Award may be accelerated in connection with a Participant’s resignation for Good Reason or Involuntary Termination for reasons other than Cause, subject to the Company’s receipt of a valid general release of claims.

(v)            Retirement. Notwithstanding the above, if the Participant retires prior to a Vesting Date, the shares of Common Stock shall not be forfeited, but rather shall continue to vest in accordance with the Vesting Schedule set forth in Section 4 above, as though such termination had never occurred, so long as the Participant has at all times since the Date of Grant complied with the terms of any confidentiality and non-solicitation agreement between the Company or an Affiliate and the Participant. For purposes hereof, a Participant “retires” if: (a)(1) the Participant is at least 65 years of age and has competed three (3) full years of service as an employee of the Company or any Affiliate, or (2) the Participant is at least 55 years of age and has completed ten (10) full years of service as an employee of the Company or any Affiliate, (b) the Participant will no longer render services as an employee, consultant, director or otherwise to any financial institution, which shall include any insured depository institution or its holding company or any other regulated or unregulated lender, and (c) the Participant provides the Director of Human Resources (or if there is no director of Human Resources, the most senior employee handling human resources matters) six (6) months prior written notice of the Participant’s intention to retire and that such intended retirement constitutes a “retirement” hereunder. The Company shall have the right, at the time of retirement and periodically thereafter, to require Participant to certify that Participant is in compliance with subparagraph (b) above.

(vi)           Other. In the event the Participant terminates service for reasons other than those described in items (i) through (v), all shares of Common Stock subject to this Agreement which have not vested will expire and be forfeited as of the termination date.

10.           Required Tax Obligations/Share Withholding. Participants are required to pay to the Company all applicable mandatory federal, state, local or other taxes with respect to any distribution of Common Stock subject to a Restricted Stock Award (the “Required Tax Obligations”). Generally, all Required Tax Obligations are satisfied by the Company through share withholding. The Company or the Bank will notify the Participant of the amount of shares of Common Stock needed to be withheld to satisfy the Required Tax Obligations. Only whole shares of Common Stock may be withheld; therefore, Participants may be required to make a cash payment for the Required Tax Obligation amount that cannot be covered by a full share of Common Stock. Participants who do not wish to participate in share withholding or unable to do so must contact the Bank’s Human Resources Department to make arrangements to pay the Required Tax Obligations by check rather than by share withholding.

11.           Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, provided that no such amendment shall adversely affect in a material way your rights hereunder without your written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of your Restricted Stock Awards and this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant of the Restricted Stock Awards as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

12.           No Continuation of Service. Neither the Plan nor this Award will confer upon the Participant any right to continue in the Service of the Company or any of its affiliates, or limit in any respect the right of the Company or its affiliates to discharge the Participant at any time, with or without Cause and with or without notice.

13.           Restrictive Covenant. The Participant agrees that during his or her employment with the Company and/or its subsidiaries and for one (1)year after the termination of such employment for any reason (the “Non-Solicitation Period”), the Participant shall not directly or indirectly (i) recruit, solicit or otherwise induce or attempt to induce any employees of the Company or any of its subsidiaries to leave their employment or (ii) call upon, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any client, customer licensee, vendor, collaborator or corporate partner of the Company or any of its subsidiaries that had a business relationship with the Company or any of its subsidiaries at the time of termination of the Participant’s employment with the Company or any of its subsidiaries or six months prior thereto. The Participant acknowledges that, in the event of any such breach by the Participant of the non-solicitation restriction, the Company and/or its subsidiaries would be harmed irreparably and immediately and could not be made whole by monetary damages. Accordingly, the Company and/or its subsidiaries, in addition to any other remedy to which any of them may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to compel specific performance of the provisions hereof. If any provision of this Agreement is found to be unenforceable, then it is the intention of the parties that the remainder of this Agreement shall be unaffected and the provision found to be unenforceable shall be deemed modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Non-Solicitation Period be deemed to be the longest period permissible by law, but not in excess of the length provided above).

13.           Transferability. The Restricted Stock Awards may not be sold, pledged, assigned, or transferred in any manner; other than by will or the laws of descent. Any such purported sale, pledge, assignment, or transfer in violation of this Agreement shall be void and of no effect.

14.           Beneficiary. Participant may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Restricted Stock Award is to be paid in case of Participant’s death. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s beneficiary as determined under the Hanover Community Bank (“Bank”) 401(k) plan, if the Participant has an account in the Bank’s 401(k) Plan, or if one is not designated, the Participant’s spouse or the Participant’s estate if the Participant has no spouse at the time of death.

15.           Interpretation. The Participant accepts the Restricted Stock Award subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

16.           Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.           Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

18.           Governing Law. This Agreement will be construed in accordance with the laws of the State of New York without regard to the application of the principles of conflicts of laws.

19.           Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

20.           Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows:

Hanover Bancorp, Inc.

80E Jericho Turnpike, Mineola NY 11501

Attn: Finance Department

Any notice to be given under the terms of this Agreement to Participant shall be addressed to Participant at the address listed in the Company’s records. By a notice given pursuant to this Section 20 either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

21.           Section 409A Compliance. It is intended that the Restricted Stock Award shall comply with Section 409A of the Code, and the provisions of this Agreement and the Plan shall be construed and administered accordingly. Any amendment or modification of this Restricted Stock Award (to the extent permitted under the terms of the Plan), will be undertaken in a manner intended to comply with Section 409A, to the extent applicable. Notwithstanding the foregoing, any shares of Common Stock distributable to a “Specified Employee” as a result of a termination of employment will not be delivered to such Specified Employee until the date that is six months and one day after the date of the Separation From Service, if required to comply with Section 409A. For purposes hereof, a “Specified Employee” shall mean any Participant who is a specified employee for purposes of section 1.409A-1(i) of the U.S. Treasury Regulations.

HANOVER BANCORP, INC.

By:
Name: Michelle Mihas
Title: Senior Vice President, Corporate Secretary

ACCEPTANCE

Participant hereby acknowledges receipt of a copy of the Plan, represents that

Participant has read and understands the terms and provisions thereof and accepts the Restricted Stock Award subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon disposition of the Shares and that Participant should consult a tax adviser prior to such disposition.

Date: